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                                                                    EXHIBIT 4(b)



                              ACUITY IMAGING, INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



                                   ARTICLE I

                                PURPOSE OF PLAN
                                ---------------


     This is a stock plan pursuant to which Options to purchase Shares of the common stock of Acuity Imaging, Inc. shall be granted to non-employee Directors of the Company. This plan shall be known as the Non-Employee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to obtain and retain the services of qualified persons who are not employees of the Company to serve as directors, and to illustrate the Company's appreciation for their service upon the Company's Board of Directors. The Plan will make it possible for those individuals to purchase shares of the Company's Common Stock on terms which will give them a direct and continuing interest in the future success of the Company's business.


                                   ARTICLE II

                                  DEFINITIONS
                                  -----------


     "Automatic Grant Date" has the meaning set forth in Article IV, Section 1.

     "Board" means the Board of Directors of the Company.

     "Common Stock" means the $.01 par value common stock of the Company.

     "Company" means Acuity Imaging, Inc., a Delaware corporation.

     "Director" means a member of the Board of Directors who is not an employee of the Company.

     "Fair Market Value" has the following meaning: If, at the time an Option is granted under the Plan, the Company's Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low
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prices of the Stock on the principal national securities exchange on which the
Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the latest reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market List; provided however, if the Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length.

     "Option" means an option to purchase shares of the Stock granted under the Plan.

     "Option Agreement" means an agreement between the Company and an Option, setting forth the terms and conditions of an Option.

     "Optionee" means a person to whom an Option has been granted under this Plan which has not expired or been fully exercised or surrendered.

     "Shares" means shares of Common Stock of the Company.


                                  ARTICLE III

                          SHARES AVAILABLE FOR OPTIONS
                          ----------------------------


     A.   Reserved Shares.  The Board shall reserve for the purpose of this
          ----------------
Plan, out of the authorized but unissued Common Stock of the Company, or out of shares of Common Stock held in its treasury, or partly out of each, as shall be determined by the Board, a total of 50,000 shares of the Common Stock (or the number and kind or shares of stock or other securities which, in accordance with this Article III, shall be substituted for such 50,000 shares or to which said 50,000 shares shall be adjusted). In the event that an Option granted under this Plan to any Optionee expires or is terminated unexercised as to any Shares covered thereby, such Shares shall thereafter again be available for the purpose of this Plan.

     B.   Adjustment of Number of Shares; Fractional Shares.  Each Option
          --------------------------------------------------
Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock, or any reclassification or change of outstanding shares of the Stock, in each case occurring

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after the date of such Option Agreement and prior to the exercise in full of the
Option, the number and kind of shares for which the Option may thereafter be exercised shall be proportionately and appropriately adjusted. Each Option Agreement shall further provide that upon any consolidation or merger of the Company with or into another company, or any sale or conveyance to another company or entity of the property of the Company as a whole, or the dissolution or liquidation of the Company, the Option shall terminate, but the Optionee shall have the right, immediately prior to such event, to exercise the Option, to the extent then exercisable by its terms and not theretofore exercised. No fraction of a share of the Stock shall be purchasable or deliverable, but in the event any adjustment of the number of shares of the Stock covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Article III after the date of adoption of this Plan by the Board of Directors, the number of shares of the Stock available for the purpose of the Plan as stated in Article IV and the exercise price per share of each Option shall be correspondingly adjusted.


                                   ARTICLE IV

                              GRANTING OF OPTIONS
                              -------------------


     A.   Automatic Grants.  Each Director serving as such on the date of the
          ----------------
first meeting of the Board in each calendar year (beginning with 1994) shall receive a grant of Options to purchase the lesser of (i) 1,550 Shares or (ii) the number of Shares determined by dividing $25,000 by the Fair Market Value of a Share of the Company's Common Stock as of the date of such meeting (the "Automatic Grant Date"). Each Option granted under the Plan shall, subject to
Article V, become fully exercisable one year after the Automatic Grant Date.

     B.   Option Agreement.  As soon as practicable after the grant of an Option
          ----------------
under this Plan, the Company and the Optionee shall enter into a Stock Option Agreement evidencing the Option so granted. Such agreement shall be in such form, consistent with this Plan, as the Board shall deem appropriate.


                                   ARTICLE V

                             TERMS OF STOCK OPTIONS
                             ----------------------

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     The terms of Options granted under this Plan shall be as follows:

     (i) The option price shall be the Fair Market Value of the Shares subject to the Option on the Automatic Grant Date.

     (ii) Options shall not be transferable other than by will or by the laws of descent and distribution. No Option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

     (iii) Each Option shall expire and all rights thereunder shall end at the expiration of ten years, and one day after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (iv) and
(v) of this Article V.

     (iv) If an Optionee shall cease to be a Director for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; and upon any such cessation of service as a Director, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the option; or (B) where such cessation of service as a Director is on account of disability, the expiration of one year from the date of such cessation of service as a Director and, otherwise, the expiration of three months from such date. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Internal Revenue Code of 1996, as amended.

     (v) Should an Optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the Board in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option; provided, further that any such exercise shall be limited to the purchase rights which have accrued as of the date when the Optionee ceased to be a Director, whether by death or otherwise.

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                                   ARTICLE VI

                               DELIVERY OF SHARES
                               ------------------


        No shares shall be delivered upon the exercise of an Option until the Option price has been paid in full in cash or by check. If required by the Board no shares will be delivered upon the exercise of an Option until the Optionee has given the Company a satisfactory written statement that he is purchasing the shares for investment and not with a view to the sale or distribution of any such shares and the method of disposal of optioned shares of the Stock as the Board of Directors may deem advisable in order to assure compliance with applicable securities laws.


                                  ARTICLE VII

                           CONTINUATION AS A DIRECTOR
                           --------------------------


     Neither this Plan nor any Option granted hereunder shall confer upon any individual any right to continue as a member of the Board of Directors or limit in any respect any rights the Company may have with respect to the Director.


                                  ARTICLE VIII

                                 ADMINISTRATION
                                 --------------


     The Board or a committee of the Board may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the committee of the Board shall be final and binding upon all persons in interest, including the Company and its stockholders.


                                   ARTICLE IX

                             RESERVATION OF SHARES
                             ---------------------


     Shares delivered upon the exercise of an Option shall be Shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The

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Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular Shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.


                                   ARTICLE X

                       TERMINATION AND AMENDMENT OF PLAN
                       ---------------------------------


     The Board of Directors may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, that the Board of Directors may not (a) except as provided in Article III, without approval by the holders of a majority of the Shares represented within twelve (12) months after the adoption of such amendment by the Board of Directors, increase the maximum number of Shares available for option under the Plan or extend the period during which Options may be granted or exercised or (b) more than once in any six (6) month period, amend the Plan so as to (1) modify Articles IV or V or
(2) otherwise provide for or permit the grant of Options to Directors, provided, however, that the Board of Directors may make a modification of the type set forth in clause (b)(1) or (b)(2) above which is made to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations under either such statute. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.


                                   ARTICLE XI

                     EFFECTIVE DATE - STOCKHOLDER APPROVAL
                     -------------------------------------


     This Plan was approved by the Board of Directors and became effective on January 28, 1994, but no Option granted under this Plan may be exercised until and unless this Plan is approved by the stockholders of the Company at a meeting of the stockholders of the Company held within twelve months after such effective date.

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